Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As previously reported, on August 5, 2024, NCR Voyix Corporation (“NCR Voyix” or the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Dragon Buyer, Inc. (“Buyer”), an affiliate of The Veritas Capital Fund VIII, L.P. (“Veritas”), pursuant to which Buyer agreed to purchase the Company’s digital banking business (the “Transaction” or the “Digital Banking Business”). On September 30, 2024, and pursuant to the Purchase Agreement, the Buyer acquired NCR Voyix’s Digital Banking Business. The gross purchase price was $2.45 billion in cash as well as contingent consideration of up to an additional $100 million in cash upon the achievement of a specified return on Veritas’ and its affiliates’ invested capital at the time of any future sale, subject to certain customary adjustments as set forth in the Purchase Agreement. The Company intends to use the majority of the proceeds from the Transaction for repayment of the short- and long-term debt held by NCR Voyix, termination and contemporaneous repurchase of trade receivables held within the trade receivables facility (the “T/R Facility”) and payment of transaction costs.

The Company will report the results of the Digital Banking Business as discontinued operations for the current and historical periods in the Company’s consolidated financial statements beginning in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from the NCR Voyix’s historical consolidated financial statements and give pro forma effect to the Transaction. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2024 reflects NCR Voyix’s financial position as if the Transaction had occurred on June 30, 2024. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Condensed Consolidated Balance Sheet give effect to the Transaction as if it had occurred as of June 30, 2024. The Unaudited Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2024 and for each of the years ended December 31, 2023, December 31, 2022 and December 31, 2021 reflect the results of operations as if the Transaction had occurred on January 1, 2021 in that they reflect the reclassification of the Digital Banking Business as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2024 and for the year ended December 31, 2023 give effect to the Transaction as if it had occurred as of January 1, 2023.

The Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been derived from, and should be read in conjunction with, NCR Voyix’s audited consolidated financial statements and the notes thereto as of December 31, 2023, and for the three years ended December 31, 2023, and Management’s Discussion and Analysis included in NCR Voyix’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as NCR Voyix’s unaudited condensed consolidated financial statements and the notes thereto as of and for the six months ended June 30, 2024, and Management’s Discussion and Analysis included in NCR Voyix’s Quarterly Report on Form 10-Q for the six months ended June 30, 2024. Upon entering into the Purchase Agreement with the Buyer, the historical financial results of the Digital Banking Business will be reflected in NCR Voyix’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“GAAP”) for all periods.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are presented based on information currently available, subject to the assumptions and adjustments described in the accompanying notes and is not intended to represent what NCR Voyix’s condensed consolidated balance sheet and statements of operations actually would have been had the Transaction occurred on the dates indicated above. Further, the Unaudited Pro Forma Condensed Consolidated Financial Statements are provided for illustrative and informational purposes only and are not necessarily indicative of NCR Voyix’s financial position and results of operations for any future period and does not reflect all actions that may be undertaken by NCR Voyix following the closing of the Transaction. In addition, the Unaudited Pro Forma Condensed Consolidated Financial Statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. Management believes these assumptions and adjustments are reasonable, given the information available at the time of filing. The Unaudited Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with NCR Voyix’s historical consolidated financial statements and accompanying notes. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and the Unaudited Pro Forma Condensed Consolidated Financial Statements presented below have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information.

The pro forma adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and best reflect the Transaction on NCR Voyix’s financial condition and results of operations. The adjustments included within the “Discontinued Operations” column of the Unaudited Pro Forma Condensed Consolidated Financial Statements are NCR Voyix’s current preliminary estimates on a discontinued operations basis and could change as NCR Voyix finalizes discontinued operations accounting to be reported in NCR Voyix’s Annual Report on Form 10-K for the year ended December 31, 2024.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	As of June 30, 2024
In millions, except per share amounts	Historical (as reported)	Discontinued Operations (Note a)		Transaction Accounting Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$204	$1		$547	(b)	$750
Accounts receivable, net of allowances of $23 million	429	64		252	(b)	617
Inventories	220	—		—		220
Restricted cash	24	—		—		24
Prepaid and other current assets	187	9		—		178

Total current assets	1,064	74		799		1,789

Property, plant and equipment, net	205	5		—		200
Goodwill	2,038	521		—		1,517
Intangibles, net	261	154		—		107
Operating lease assets	233	4		—		229
Prepaid pension cost	40	—		—		40
Deferred income taxes	244	2		(45	) (c)	197
Other assets	698	188		—		510

Total assets	$4,783	$948		$754		$4,589

Liabilities and stockholders’ equity (deficit)
Current liabilities
Short-term borrowings	$15	$—		$(15	) (b)	$—
Accounts payable	478	55		—		423
Payroll and benefits liabilities	93	11		—		82
Contract liabilities	230	50		—		180
Settlement liabilities	51	—		—		51
Other current liabilities	387	3		362	(b), (c)	746

Total current liabilities	1,254	119		347		1,482

Long-term debt	2,595	—		(1,498	) (b)	1,097
Pension and indemnity plan liabilities	157	—		—		157
Postretirement and postemployment benefits liabilities	45	—		—		45
Income tax accruals	66	—		—		66
Operating lease liabilities	252	2		—		250
Other liabilities	225	3		—		222

Total liabilities	4,594	124		(1,151)		3,319

Commitments and Contingencies
Series A convertible preferred stock: par value $0.01 per share	276	—		—		276
Stockholders’ equity (deficit)
NCR Voyix stockholders’ equity (deficit)
Preferred stock: par value $0.01 per share	—	—		—		—
Common stock: par value $0.01 per share	1	—		—		1
Paid-in capital	899	—		—		899
Retained earnings (deficit)	(517)	824	(d)	1,905	(d)	564
Accumulated other comprehensive loss	(468)	—		—		(468)

Total NCR Voyix stockholders’ equity (deficit)	(85)	824		1,905		996
Noncontrolling interests in subsidiaries	(2)	—		—		(2)

Total stockholders’ equity (deficit)	(87)	824		1,905		994

Total liabilities and stockholders’ equity (deficit)	$4,783	$948		$754		$4,589

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the six months ended June 30, 2024
In millions, except per share amounts	Historical (as reported)	Discontinued Operations (Note a)	Continuing Operations	Transaction Accounting Adjustments		Pro Forma
Product revenue	$488	$23	$465	$—		$465
Service revenue	1,246	278	968	—		968

Total Revenue	1,734	301	1,433	—		1,433

Cost of products	431	22	409	—		409
Cost of services	916	157	759	—		759
Selling, general and administrative expenses	271	45	226	—		226
Research and development expenses	115	26	89	—		89

Total operating expenses	1,733	250	1,483	—		1,483

Income (loss) from operations	1	51	(50)	—		(50)
Interest expense	(80)	—	(80)	59	(e)	(21)
Other income (expense), net	(25)	—	(25)	2	(e)	(23)

Income (loss) from continuing operations before income taxes	(104)	51	(155)	61		(94)
Income tax expense (benefit)	10	9	1	—	(g)	1

Income (loss) from continuing operations	(114)	42	(156)	61		(95)
Net income (loss) attributable to noncontrolling interests	(1)	—	(1)	—		(1)

Net income (loss) attributable to NCR Voyix	$(113)	$42	$(155)	$61		$(94)

Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(113)					$(94)
Series A convertible preferred stock dividends	(8)					(8)

Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(121)					$(102)
Income (loss) per common share from continuing operations
Basic	$(0.84)					$(0.71)
Diluted	$(0.84)					$(0.71)
Weighted average common shares outstanding
Basic	144.3					144.3
Diluted	144.3					144.3

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2023
In millions, except per share amounts	Historical (as reported)	Discontinued Operations (Note a)	Continuing Operations	Transaction Accounting Adjustments		Pro Forma
Product revenue	$1,239	$53	$1,186	$—		$1,186
Service revenue	2,591	526	2,065	—		2,065

Total Revenue	3,830	579	3,251	—		3,251

Cost of products	1,110	43	1,067	—		1,067
Cost of services	1,758	280	1,478	—		1,478
Selling, general and administrative expenses	740	76	664	—		664
Research and development expenses	185	46	139	—		139

Total operating expenses	3,793	445	3,348	—		3,348

Income (loss) from operations	37	134	(97)	—		(97)
Loss on extinguishment of debt	(46)	—	(46)	(11	) (e)	(57)
Interest expense	(294)	—	(294)	85	(e)	(209)
Other income (expense), net	(79)	(5)	(74)	22	(e), (f)	(52)

Income (loss) from continuing operations before income taxes	(382)	129	(511)	96		(415)
Income tax expense (benefit)	204	13	191	2	(g)	193

Income (loss) from continuing operations	(586)	116	(702)	94		(608)
Net income (loss) attributable to noncontrolling interests	—	—	—	—		—

Net income (loss) attributable to NCR Voyix	$(586)	$116	$(702)	$94		$(608)

Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(586)					$(608)
Series A convertible preferred stock dividends	(16)					(16)

Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(602)					$(624)
Income (loss) per common share from continuing operations
Basic	$(4.28)					$(4.44)
Diluted	$(4.28)					$(4.44)
Weighted average common shares outstanding
Basic	140.6					140.6
Diluted	140.6					140.6

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2022
In millions, except per share amounts	Historical (as reported)	Discontinued Operations (Note a)	Pro Forma
Product revenue	$1,274	$55	$1,219
Service revenue	2,519	492	2,027

Total Revenue	3,793	547	3,246

Cost of products	1,151	38	1,113
Cost of services	1,664	256	1,408
Selling, general and administrative expenses	695	72	623
Research and development expenses	147	31	116

Total operating expenses	3,657	397	3,260

Income (loss) from operations	136	150	(14)
Interest expense	(285)	—	(285)
Other income (expense), net	18	—	18

Income (loss) from continuing operations before income taxes	(131)	150	(281)
Income tax expense (benefit)	72	11	61

Income (loss) from continuing operations	(203)	139	(342)
Net income (loss) attributable to noncontrolling interests	—	—	—

Net income (loss) attributable to NCR Voyix	$(203)	$139	$(342)

Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(203)		$(342)
Series A convertible preferred stock dividends	(16)		(16)

Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(219)		$(358)
Income (loss) per common share from continuing operations
Basic	$(1.60)		$(2.62)
Diluted	$(1.60)		$(2.62)
Weighted average common shares outstanding
Basic	136.7		136.7
Diluted	136.7		136.7

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

	For the year ended December 31, 2021
In millions, except per share amounts	Historical (as reported)	Discontinued Operations (Note a)	Pro Forma
Product revenue	$1,176	$69	$1,107
Service revenue	2,516	446	2,070

Total Revenue	3,692	515	3,177

Cost of products	1,032	45	987
Cost of services	1,735	212	1,523
Selling, general and administrative expenses	704	91	613
Research and development expenses	195	24	171

Total operating expenses	3,666	372	3,294

Income (loss) from operations	26	143	(117)
Loss on extinguishment of debt	(42)	—	(42)
Interest expense	(238)	—	(238)
Other income (expense), net	(13)	—	(13)

Income (loss) from continuing operations before income taxes	(267)	143	(410)
Income tax expense (benefit)	70	15	55

Income (loss) from continuing operations	(337)	128	(465)
Net income (loss) attributable to noncontrolling interests	—	—	—

Net income (loss) attributable to NCR Voyix	$(337)	$128	$(465)

Amounts attributable to NCR Voyix common stockholders:
Income (loss) from continuing operations	$(337)		$(465)
Series A convertible preferred stock dividends	(16)		(16)

Income (loss) from continuing operations attributable to NCR Voyix common stockholders	$(353)		$(481)
Income (loss) per common share from continuing operations
Basic	$(2.69)		$(3.67)
Diluted	$(2.69)		$(3.67)
Weighted average common shares outstanding
Basic	131.2		131.2
Diluted	131.2		131.2

See accompanying notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The Unaudited Pro Forma Condensed Consolidated Balance Sheet and Unaudited Pro Forma Condensed Consolidated Statements of Operations include the following adjustments:

Digital Banking Discontinued Operations:

(a) Reflects the discontinued operations of the Digital Banking Business, including associated assets, liabilities, equity, results of operations, and the non-recurring costs associated with the Transaction, primarily consisting of professional fees. In accordance with ASC 205-20, Presentation of Financial Statements - Discontinued Operations, the amounts exclude general corporate overhead costs which were historically allocated, but did not specifically relate to the Digital Banking Business, as they did not meet the discontinued operations criteria. Such allocations included labor and non-labor expenses related to NCR Voyix’s corporate support functions (e.g., information technology, human resources and legal, real estate, among others) that historically provided support to the Digital Banking Business.

Transaction Accounting Adjustments:

(b) Reflects the estimated cash proceeds of approximately $2.45 billion from Buyer to NCR Voyix in connection with the Transaction as consideration for the net assets sold to the Buyer utilized for:

i.	Repayment of the short-term debt held by NCR Voyix of $15 million;

ii.	Repayment of the long-term debt held by NCR Voyix of $1,509 million and write-off of unamortized deferred financing fees of $11 million;

iii.	Repayment of accrued interest on short- and long-term debt held by NCR Voyix of $18 million;

iv.

Termination and contemporaneous repurchase of trade receivables of $300 million held within the T/R Facility, inclusive of $48 million of trade receivables related to the Digital Banking Business included within the net assets conveyed to the Buyer, as required to effectuate the Transaction; and

v.	Payment of transaction costs of $61 million including legal, investment banking and third-party consulting fees.

The final purchase price will be determined subsequent to the closing of the Transaction to reflect adjustments in accordance with the Purchase Agreement, including final net working capital adjustments.

(c) The Transaction is structured as an asset sale for income tax purposes. The gain on the Transaction will result in an estimated $425 million of income tax expense, $380 million of which has been classified as a current liability. The remaining $45 million non-cash deferred tax adjustment is caused by reversal of temporary differences related to the Digital Banking assets and utilization of tax attributes.

(d) Reflects the estimated pre-tax gain of $1,517 million, which is included in total stockholders’ equity on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2024, as a result of the completion of the Transaction. The estimated pre-tax gain is comprised of the estimated cash proceeds of approximately $2.45 billion, less the (i) historical net carrying value of the Digital Banking Business of $824 million, (ii) repurchased trade receivables related to the Digital Banking Business conveyed of $48 million and (iii) estimated transaction costs of $61 million.

Stockholders’ equity is inclusive of the estimated tax impact of the Transaction as described in (c) above and the impact of the write-off of unamortized deferred financing fees as described in (b) above, which is not included in the estimated pre-tax gain.

The estimated pre-tax gain reflected herein is based on the carrying value of the Digital Banking Business as of June 30, 2024. As a result, these estimates may materially differ from the actual pre-tax gain on the Transaction recorded as of the closing date of the Transaction.

(e) Reflects the estimated reduced interest expense by $59 million for the six months ended June 30, 2024 and $85 million for the year ended December 31, 2023, respectively, as a result of the payments made with the estimated cash proceeds received in connection with the Transaction to reduce short- and long-term debt obligations and to terminate the T/R Facility. This amount is based on the historical interest expense associated with the borrowings and the T/R Facility to be repaid in connection with the Transaction together with the recognition of related make-whole premiums.

Additionally, as a result of the short- and long-term debt repayments, NCR Voyix reflected a loss on extinguishment of debt related to the write-off of unamortized deferred financing fees of $11 million for the year ended December 31, 2023.

Further, as a result of the short- and long-term debt repayments and the T/R Facility termination, NCR Voyix reflected reduced other expense related to a reduction in certain bank fees incurred of $2 million for the six months ended June 30, 2024 and $3 million for the year ended December 31, 2023.

(f) Reflects the estimated fees for providing transitional services to the Buyer in accordance with the Transaction Service Agreement (the “TSA”) of $19 million for the year ended December 31, 2023. In connection with the Transaction, NCR Voyix entered into the TSA, pursuant to which NCR Voyix will provide certain transitional services such as accounting and treasury, legal, and other administrative support to the Buyer for a transitional period of up to 12 months after the closing of the Transaction.

(g) Reflects the tax effects of the Transaction Accounting Adjustments to pre-tax book income at the applicable statutory income tax rates in the respective jurisdictions except for the adjustments impacting interest expense, given there was a valuation allowance in the historical period. The amounts are considered preliminary, and as such, actual results could materially differ from these estimates.